Exhibit 99.1

International Bancshares Corporation

to Transfer Primary Listing to Texas Stock Exchange

Ticker symbol to remain “IBOC”

LAREDO, Texas—(BUSINESS WIRE)—October 6, 2026—International Bancshares Corporation (NASDAQ: IBOC) (“IBC”), one of the largest independent bank holding companies in Texas, today announced its plans to transfer the primary listing of its common stock from the Nasdaq Stock Market (“Nasdaq”) to the Texas Stock Exchange (“TXSE”). IBC expects its common stock to begin trading on TXSE at market open on Monday, October 19, 2026, under its current ticker symbol “IBOC.”

“Texas has long been a place where free enterprise principles have allowed businesses to build, grow, and lead, and we are excited to continue that legacy by bringing IBC’s primary listing to the state where our business has prospered for 60 years,” said Dennis E. Nixon, IBC’s Chairman and CEO. “We are proud to join the Texas Stock Exchange and are confident in its ability to create new opportunities for our business and our investors.”

IBC’s decision to transfer the primary listing of its common stock to TXSE is grounded in its longstanding ties to Texas, where its operations, customer base, and community relationships are centered. Headquartered in Laredo, where its flagship bank was founded in 1966, IBC serves 75 communities across Texas and Oklahoma through its five subsidiary banks. IBC is proud to be at the forefront of this new chapter in Texas’s capital markets and believes TXSE will be a catalyst for capital formation, business growth, and market innovation. IBC’s move to TXSE aligns its deep roots in the Lone Star State with its long-term focus on delivering lasting value to shareholders.

“IBC is one of the great franchises in Texas banking — opened in Laredo in 1966 with less than $1 million in assets and grown into a $17 billion institution trusted by generations of businesses and families,” said James H. Lee, chairman and CEO of TXSE. “The Texas Stock Exchange was built to power American success stories like IBC, and we are proud to have earned its primary listing.”

No action is required by IBC’s shareholders in connection with the transfer of IBC’s listing to TXSE. IBC’s common stock will continue trading on Nasdaq until the close of market on Friday, October 16, 2026.

Closing-Bell Ceremony

IBC looks forward to celebrating its historic move to TXSE at a closing-bell ceremony that it plans to hold in Houston, Texas, on December 7, 2026.

About International Bancshares Corporation

IBC is a registered multibank financial holding company headquartered in Laredo, Texas. IBC provides a diversified range of commercial and retail banking services through 165 facilities and 245 ATMs across north, south, central, and southeast Texas and the State of Oklahoma. IBC owns five separately chartered banks ranging in size from approximately $567 million to $10.2 billion in assets, with IBC’s consolidated assets totaling approximately $17.0 billion. For more information on IBC, please visit https://www.ibc.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of and pursuant to the Private Securities Litigation Reform Act of 1995 regarding, among other things, IBC’s planned transfer of its primary listing to TXSE and the expected benefits from and impact of that transfer. Although management believes such forward-looking statements are based on reasonable assumptions, no assurance can be given that every objective will be reached. The words “estimate,” “expect,” “intend,” “believe,” and “project,” as well as other words or expressions of a similar meaning, are intended to identify forward-looking statements.

Because forward-looking statements relate to future results and occurrences, they are subject to inherent and various uncertainties, risks, and changes in circumstances that are difficult to predict. These statements may change over time, are based on management’s expectations and assumptions at the time the statements are made, and should be viewed with caution. Actual results and experience may differ materially from the forward-looking statements as a result of numerous risks and other factors, many of which are beyond management’s control. While there can be no assurance that any list of risks is complete, important risks and other factors that could cause actual results to differ materially from those contemplated by forward-looking statements include but are not limited to operational, regulatory, or technical challenges related to the TXSE listing, as well as the risks and factors more fully described in IBC’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other documents and filings with the Securities and Exchange Commission. The information contained in this communication speaks only as of its date. Except to the extent required by applicable law or regulation, IBC disclaims any obligation to update any forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

Contact Information

Investor Relations

Eliza V. Gonzalez

(956) 722-7611

ElizaGonzalez@ibc.com